                UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 31, 2005

EFOODSAFETY.COM, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-68008	62-1772151

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7702 East Camelback Road

Suite 300

Scottsdale, AZ 85258

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (480) 607-2606

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR

230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR

240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 31, 2005, the company completed the acquisition of MedElite, Inc. from Dr. Richard Goldfarb for ten million shares of the company’s common stock, plus potential bonuses of restricted shares if certain sales/revenue benchmarks are achieved. MedElite distributes clinically proven products to physicians who then prescribe the products for their patients. It is the exclusive U.S. distributor of the Talsyn™ product line that has been clinically proven to facilitate and improve the appearance, redness and strength of scars.

A copy of the Share Purchase Agreement is attached as an exhibit.

Dr. Goldfarb will continue as the President and Chief Executive Officer of the company’s MedElite subsidiary. Dr. Goldfarb has been engaged in private practice as a general, vascular and trauma surgeon for 13 years in the Philadelphia area; he lectures on pertinent health issues and conducts research and development of various health and medicinal products. Dr. Goldfarb serves as the Medical Director of Research ad Development for the FDA-approved Bucks County Clinical Research Center (http://bccrinc.com), which has performed over 270 clinical trials during its 27 years of existence for many major pharmaceutical companies, including Abbott Laboratories, Hoffman-LaRoche, Inc. Eli Lilly and Company, Pfizer, Inc. and Sankyo/Upjohn.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EFOODSAFETY.COM, INC.

(Registrant)

Date: September 6, 2005

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Patricia Ross-Gruden, President and

Chief Executive Officer